Exhibit 99.1

DOMINION RESOURCES BLACK WARRIOR TRUST

Press Release

Dominion Resources Black Warrior Trust

Announces Notification by Walter Energy

of Chapter 11 Bankruptcy Filing

DALLAS, TEXAS, July 28, 2015—Dominion Resources Black Warrior Trust (NYSE: DOM), (“Dominion”) announced today that it received a letter from Walter Energy, Inc. stating that it filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code on July 15, 2015 and that is has an agreement with lenders regarding a pre-negotiated restructuring plan. In the letter, Walter advised the Trust that it is not permitted to pay obligations that arose prior to July 15, 2015, (“pre-petition obligations”) including royalty payments. Specifically, the Trustee was informed by Walter Energy, Inc. that it will not be paying the distribution to the Trust, which would normally be paid by August 14, and normally would include royalty payments for the production months of April, May and June 2015, as well as the portion of any future quarterly distributions relating to production attributable to periods prior to July 15, 2015.

The Trustee has engaged counsel and will take appropriate action to protect the royalty payments and assets of the Dominion Resources Black Warrior Trust.

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Contact:

Ron Hooper

Senior Vice President

Southwest Bank, Trustee

Toll-free – 1-855-588-7839